EXHIBIT 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

United States of America

T: +1 312 782 0600

F: +1 312 701 7711

mayerbrown.com

June 20, 2019

Nissan Wholesale Receivables Corporation II

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Wholesale Receivables Corporation II Registration Statement on Form SF-3 Registration No. 333-[ ]

Ladies and Gentlemen:

We have acted as special counsel to Nissan Wholesale Receivables Corporation II (the “Company”), a Delaware corporation, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Nissan Master Owner Trust Receivables (the “Issuing Entity”), a Delaware statutory trust formed by the Company pursuant to the Trust Agreement, dated as of May 13, 2003, as amended and restated by the Trust Agreement, dated as of July 24, 2003, and as further amended and restated by the Amended and Restated Trust Agreement, dated as of October 15, 2003 (as further amended, modified or supplemented prior to the date hereof), between the Company and Wilmington Trust Company, a Delaware banking corporation, as owner trustee. Each series of Notes will be issued pursuant to the Amended and Restated Indenture, dated as of October 15, 2003 (as amended, modified or supplemented prior to the date hereof, the “Amended and Restated Indenture”), between the Issuing Entity and U.S. Bank National Association (as successor in interest to JPMorgan Chase Bank), as indenture trustee (the “Indenture Trustee”), as further supplemented by an indenture supplement for each series (each, an “Indenture Supplement” and together with the Amended and Restated Indenture, the “Indenture”) between the Issuing Entity and the Indenture Trustee. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Nissan Wholesale Receivables Corporation II

June 20, 2019

In that regard, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement, the Amended and Restated Indenture, the form of Indenture Supplement (including the form of Notes included as an exhibit thereto) and the form of Underwriting Agreement filed as an exhibit to the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the Issuing Entity, authenticated by the Indenture Trustee and sold by the Issuing Entity and (c) payment of the agreed consideration for such Notes shall have been received by the Issuing Entity, all in accordance with the terms and conditions of the related Indenture and the related Underwriting Agreement and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforceability is considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York, the Delaware General Corporation Law and the Delaware Statutory Trust Act. We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Mayer Brown LLP

Nissan Wholesale Receivables Corporation II

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP